UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-188193	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2013, Riverview Bank entered into a Deferred Compensation Agreement with Brett Fulk, Chief Operations Officer of Riverview Bank (the “Agreement”), which was effective December 1, 2013.

Pursuant to the Agreement, Mr. Fulk may annually elect to defer a percentage of his base salary, bonus, and any performance-based compensation. Prior to the distribution of benefits, the deferred amount shall earn interest at the five year rolling average of the 20-year Treasury rate for the immediately preceding five Plan years, plus three percent, with a minimum accumulation period crediting rate of four percent. Upon his separation of service, or disability, or death Mr. Fulk will receive the amount credited to his deferral account payable in 60 monthly installments; provided further that if the separation of service occurs after a change in control, he will receive the payment over 24 months beginning the 25th month following separation from service.

Attached hereto as Exhibit 99.1 is a copy of the agreement dated December 23, 2013 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Deferred Compensation Agreement by and between Riverview Bank and Brett Fulk dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: December 23, 2013	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Exhibit Index

99.1	Deferred Compensation Agreement by and between Riverview Bank and Brett Fulk dated December 23, 2013.